NEWS RELEASE

WESCO International, Inc. Reports Third Quarter 2007 Results: Record Sales, Operating Profit, Earnings Per Share and Free Cash Flow

Contact: Stephen A. Van Oss, Senior Vice President and
Chief Financial and Administrative Officer
WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
http://www.wesco.com

PITTSBURGH, October 18 /PRNewswire-FirstCall/ -- WESCO International, Inc. (NYSE: WCC),
a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2007 third quarter financial results.

Third Quarter Results

Consolidated net sales for the third quarter of 2007 were $1,546 million compared to $1,343 million in 2006, an increase of 15.1%. Included are sales from recent acquisitions totaling approximately $183 million. Gross margin for the quarter was 20.3% compared to 20.5% for the comparable 2006 quarter. Operating income for the current quarter totaled $109 million versus $100 million in last year's comparable quarter. Depreciation and amortization included in operating income was $9 million for 2007 compared to $7 million in 2006. Net income for this quarter was $70 million versus $59 million in the comparable 2006 quarter. Diluted earnings per share for the quarter were $1.50 per share versus $1.13 per share in 2006. Third quarter net income includes approximately $10 million of favorable one-time benefits from foreign exchange gains and tax benefits, primarily the ability to now recognize prior years’ state net operating losses.

Stephen A. Van Oss, Senior Vice President and Chief Financial Officer, stated, “We performed well in the face of challenging end markets. Our operating results for the quarter were very strong and set records for the Company in virtually every key financial category. These results reflect progress across a broad spectrum of performance improvement initiatives, particularly those dealing with margin protection and cost efficiency. We further improved our position as a low cost operator and recorded our best ever SG&A expense ratio for our core operations.”

Mr. Van Oss continued, “During the quarter, we purchased another 1.2 million shares for a total of 6.4 million shares purchased year to date, completing the $400 million program authorized in February of this year. Our balance sheet is in great shape. Our strong free cash flow of $75 million and ample liquidity has positioned the Company to execute on the new $400 million share repurchase program announced in September in a measured fashion while maintaining current levels of financing leverage.”

Year to Date Results

Consolidated net sales for the nine months ended September 30, 2007 were $4,514 million versus $3,945 million in last year's comparable period, a 14.4% increase. Sales from recent acquisitions for the first nine months totaled $524 million. Gross margin in the current nine-month period was 20.4% versus 20.3% last year and operating income totaled $295 million versus $272 million last year. Depreciation and amortization included in operating income was $27 million versus $19 million last year. Net income for the 2007 year-to-date period was $178 million versus $159 million last year. Diluted earnings per share were $3.62 per share in 2007 versus $3.04 per share in 2006.

Roy W. Haley, Chairman and CEO, stated, “The macro-economic environment continues to provide opportunities for growth as we look out into the fourth quarter. We have added personnel to a variety of longer term sales and marketing initiatives, and these programs are beginning to yield positive results. We are early in this cycle of investment in vertical market segment initiatives and we expect to see new opportunities being converted into higher levels of sales performance over the next several quarters. Our base is strong, and we are very well positioned to improve our overall economic returns while delivering ongoing supply chain cost savings to our customers. We are focused on strong operational execution of the business as the principle driver of our performance.”

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Teleconference

WESCO will conduct a teleconference to discuss the third quarter earnings as described in this News Release on Thursday, October 18, 2007, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.

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WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation's largest provider of integrated supply services. 2006 annual sales were approximately $5.3 billion. The Company employs approximately 7,100 people, maintains relationships with over 26,000 suppliers, and serves more than 110,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates seven automated distribution centers and approximately 400 branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as the Company's other reports filed with the Securities and Exchange Commission.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2007		September 30, 2006
Net sales	$1,545.6		$1,343.1
Cost of goods sold (excluding
depreciation and amortization below)	1,232.5		1,067.4
Gross profit	313.1	20.3%	275.7	20.5%
Selling, general and administrative expenses	194.8	12.6%	168.8	12.6%
Depreciation and amortization	9.0		6.7
Income from operations	109.3	7.1%	100.2	7.5%
Interest expense, net	17.6		5.1
Other expenses	-		5.8
Income before income taxes	91.7	5.9%	89.3	6.6%
Provision for income taxes	21.7		29.9
Net income	$70.0	4.5%	59.4	4.4%

Diluted earnings per common share	$1.50		$1.13
Weighted average shares outstanding (in millions)	46.6		52.5

	Nine Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2006
Net sales	$4,514.3		$3,944.6
Cost of goods sold (excluding depreciation and amortization below)	3,594.1		3,145.3
Gross profit	920.2	20.4%	799.3	20.3%
Selling, general and administrative expenses	597.6	13.2%	508.2	12.9%
Depreciation and amortization	27.2		19.3
Income from operations	295.4	6.5%	271.8	6.9%
Interest expense, net	46.6		17.1
Other expenses	-		17.1
Income before income taxes	248.8	5.5%	237.6	6.0%
Provision for income taxes	71.0		78.6
Net income	$177.8	3.9%	159.0	4.0%

Diluted earnings per common share	$3.62		$3.04
Weighted average shares outstanding (in millions)	49.1		52.2

Note: As previously reported on March 1, 2007, in WESCO’s Annual Report on Form 10-K, WESCO amended and restated its accounts receivable securitization facility as of December 29, 2006. Prior to the amendment and restatement, interest expense and other costs related to the Receivables Facility were recorded as other expense in the consolidated statement of income. As of September 30, 2007, costs associated with the Receivables Facility totaled $20.8 million and are included within interest expense in the consolidated statement of income.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	September 30,	December 31,
Assets	2007	2006

Current Assets
Cash and cash equivalents	$64.5	$73.4
Trade accounts receivable (See Note)	913.7	830.0
Inventories, net	648.1	613.6
Other current assets	85.2	101.1
Total current assets	1,711.5	1,618.1
Other assets	1,166.5	1,205.9
Total assets	$2,878.0	$2,824.0

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$680.1	$590.3
Other current liabilities	682.2	563.4
Total current liabilities	1,362.3	1,153.7

Long-term debt (See Note)	801.5	743.9
Other noncurrent liabilities	153.7	163.2
Total liabilities	2,317.5	2,060.8

Stockholders' Equity
Total stockholders' equity	560.5	763.2
Total liabilities and stockholders' equity	$2,878.0	$2,824.0

Note: As previously noted, WESCO amended and restated its accounts receivable securitization facility as of December 29, 2006. Historically, accounts receivable sold under the facility were removed from the consolidated balance sheet and accounted for as an off-balance sheet arrangement. Effective with the amendment, sales of accounts receivable pursuant to the facility no longer qualify for “sale treatment” under GAAP. Therefore, the consolidated balance sheets as of September 30, 2007 and December 31, 2006 reflect $500.0 million and $390.5 million of additional accounts receivable and related borrowings.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007

Net income	$70.0	$177.8

Depreciation and amortization	9.0	27.2
Accounts Receivable	(21.7)	(62.3)
Inventory	(9.3)	(23.6)
Accounts Payable	11.1	77.6
Other	19.9	10.7
Cash flow provided by operations	$79.0	$207.4

Less: Capital expenditures	(4.5)	(11.2)
Free cash flow	$74.5	$196.2

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. This amount represents excess funds available to management to service all of its financing needs.